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                                                                     EXHIBIT 3.1




                          CERTIFICATE OF INCORPORATION
                                       OF
                              NEON SOFTWARE, INC.


                                  ARTICLE ONE

         The name of the corporation is :

                              NEON SOFTWARE, INC.

                                  ARTICLE TWO

         The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilminton, County of New Castle 19805. The name of its registered agent at such address is The Prentice Hall Corporation System, Inc.


                                 ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any and all lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE FOUR

1.       Authorized Shares        The aggregate number of shares of capital
stock which the corporation has authority to issue is 41,352,367 shares, comprised of (i) 26,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"); and (ii) 9,169,028 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and 6,183,339 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock" and together with the Series A Preferred Stock referred to herein as the "Preferred Stock.")

2.       Voting

                 2A.      General.  Except as may be otherwise provided in
these terms of the Preferred Stock or by law, the holders of Preferred Stock and Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Articles of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each holder of Preferred Stock shall be entitled to one vote for each share of Common Stock (including fractions of a share) which would be issuable to such holder upon the
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conversion of all the shares of Preferred Stock so held on the record date for the determination of stockholders entitled to vote. Each holder of Common Stock shall be entitled to one vote per share.

                 2B.      Board Size.  The Corporation shall not, without the
written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, reduce the number of directors constituting the Board of Directors to a number less than five or increase the maximum number of directors constituting the Board of Directors to a number in excess of seven.

                 2C.      Board Seats.  The holders of the Series A Preferred
Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The holder of the Series B Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect the remaining directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of Series A Preferred Stock for the election of the director to be elected solely by the holders of Series A Preferred Stock; and the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of Series B Preferred Stock for the election of the director to be elected solely by the holders of Series B Preferred Stock. A vacancy in the directorship elected by the holders of the Series A Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Preferred Stock. A vacancy in the directorship elected by the holders of Series B Preferred Stock shall be filled only by vote or written consent of the holders of Series B Preferred Stock. A vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock.

         3. Dividends. The holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible).

         4.      Liquidation.

                 4A.      Upon any liquidation, dissolution or winding up of
the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Preferred Stock, to be paid an amount equal to the greater of (i) $.3032342 per share (as adjusted for stock splits, stock dividends and the like) plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such





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share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series B Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series B Preferred Stock being sometimes referred to as the "Series B Liquidation Payment" and with respect to all shares of Series B Preferred Stock being sometimes referred to as the "Series B Liquidation Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit payment to the holders of Series B Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series B Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series B Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the holders of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock, to be paid an amount equal to the greater of (i) $.218 per share plus, (as adjusted for stock split, stock dividends and the like) in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Payment", with respect to all shares of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Payments" and collectively with the Series B Liquidation Payments, the "Liquidation Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment to the holders of Series A Preferred Stock of the amount distributable as aforesaid, then the entire remaining assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series A Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                 4B.      The consolidation or merger of the Corporation into
or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than (x) a merger to reincorporate the Corporation in a different jurisdiction and (y) a merger in which the Corporation is the surviving entity, that is, in which the Corporation's shareholders own or control 50% or more of the surviving entity's voting shares),





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and the sale, lease, abandonment, transfer or other disposition by the
Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes of paragraph 4, the Common Stock shall rank on liquidation junior to the Series A Preferred Stock and the Series A Preferred Stock shall rank junior on liquidation to the Series B Preferred Stock.

         5. Restrictions. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Incorporation, and in addition to any other vote required by law or the Articles of Incorporation, without the approval of the holders of a majority of the then outstanding shares of Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

                 5A.      Create or authorize the creation of any additional
class or series of shares of stock unless the same ranks junior to both series of Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to both series of Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to both series of Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise;

                 5B.      Consent to any liquidation, dissolution or winding up
of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets, provided, however, that this Section 5B does not apply to mergers in which the Corporation is the surviving entity (that is, in cases in which the Corporation's shareholders own or control 50% or more of the surviving entity's voting shares);

                 5C.      Amend, alter or repeal its Articles of Incorporation
or By-laws in a manner adversely and substantially affecting either series of Preferred Stock.

                 5D.      Purchase or set aside any sums for the purchase of,
or pay any dividend or make any distribution on, any shares of stock other than Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

                 5E.      Redeem or otherwise acquire any shares of Preferred
Stock except pursuant to a purchase offer made pro rata to all holders of the shares of Preferred Stock on the





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basis of the aggregate number of outstanding shares of Preferred Stock then held by each such holder.

         6. Conversions. The holders of shares of Preferred Stock shall have the following conversion rights:

                 6A.      Right to Convert.  Subject to the terms and
conditions of this paragraph 6, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained as follows:

                          (i) with respect to the Series A Preferred Stock, by
         (a) multiplying the number of shares of Series A Preferred Stock so to be converted by $.218 and (b) dividing the result by the Conversion Price of $.218 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion, and (ii) with respect to the Series B Preferred Stock, by (a) multiplying the number of shares of Series B Preferred Stock so to be converted by $.3032342 and (b) dividing the result by the conversion price of $.3032342 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion. The respective prices at which the shares of Series A Preferred Stock and the shares of Series B Preferred Stock may be converted into shares of Common Stock, as adjusted in accordance with this paragraph 6, are referred to herein as the "Series A Conversion Price" and the "Series B Conversion Price"; respectively, and the term "Conversion Price" as used herein shall refer to either the Series A Conversion Price or the Series B Conversion Price, as the context shall require.

         Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                 6B.      Issuance of Certificates; Time Conversion Effected.
Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names





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as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                 6C.      Fractional Shares; Dividends; Partial Conversion.  No
fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

         6D.     Adjustment of Price Upon Issuance of Common Stock.  Except as
provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price or Series B Conversion Price, as the case may be (the "Applicable Conversion Price"), in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Applicable Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Applicable Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

         For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                          6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase,





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         or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                          6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a)





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         except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                          6D(3)   Change in Option Price or Conversion Rate.
         Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Applicable Conversion Price in effect at the time of such event shall forthwith be readjusted to the Applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Applicable Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Applicable Conversion Price then in effect hereunder shall forthwith be increased to the Applicable Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                          6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                          6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall





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         be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                          6D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                          6D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

                 6E.      Certain Issues of Common Stock Excepted.  Anything
herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of these terms of the Series A Convertible Preferred Stock of up to an aggregate of 3,927,629 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, or to suppliers and other parties as payment for goods or services rendered to the Corporation, plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor.

                 6F.      Subdivision or Combination of Common Stock.  In case
the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately





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increased.  In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

                 6G.      Reorganization or Reclassification.  If any capital
reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                 6H.      Notice of Adjustment.  Upon any adjustment of the
Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price or the Series B Conversion Price, as the case may be, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                 6I.      Other Notices.  In case at any time:

                          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                          (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;





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then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least
20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

                 6J.      Stock to be Reserved.  The Corporation will at all
times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price and the Series B Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation.

                 6K.      No Reissuance of Preferred Stock.  Shares of
Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                 6L.      Issue Tax.  The issuance of certificates for shares
of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

                 6M.      Closing of Books.  The Corporation will at no time
close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                 6N.      Definition of Common Stock.  As used in this
paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

                 6O.      Mandatory Conversion.  If at any time the Corporation
shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (ii) the price paid by the public for such shares be at least $1.50 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.


                                  ARTICLE FIVE

         The name and mailing address of the Sole Incorporator are as follows:

                     NAME                             MAILING ADDRESS
                     ----                             ---------------

              Lynn Nannette Teng                   Gordon & Glickson P.C.
                                             444 N. Michigan Ave., Suite 3600
                                                    Chicago, IL  60611

                                  ARTICLE SIX

         The corporation shall have perpetual existence.


                                 ARTICLE SEVEN

         Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-laws of the corporation. Election of directors need not be by written ballot unless the By-laws of the corporation so provide.


                                 ARTICLE EIGHT

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                  ARTICLE NINE

         Unless this Certificate of Incorporation is amended or repealed with respect to this ARTICLE NINE or unless the By-laws of the corporation designate otherwise, the corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware


                                  ARTICLE TEN

         The corporation reserves the right to mend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the General Corporation Law of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do make this Certificate, hereby declaring, certifying and acknowledging that this is my true act and deed and the facts stated herein are true, and accordingly have hereunto set my name as of this 27th day of December, 1995.



                                        ----------------------------------------
                                        Lynn Nannette Teng, Sole Incorporator

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEON SOFTWARE, INC." CHANGING ITS NAME FROM "NEON SOFTWARE, INC." TO "NEW ERA OF NETWORKS, INC." FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 1996 AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                    [SEAL]



                                        /s/ EDWARD J. FREEL
                            [SEAL]      -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 7905493

2564986   8100                          DATE:  04-12-96

960105934

                             NEON SOFTWARE, INC.

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

          (Adopted in Accordance with the Provisions of Section 242
           of the General Corporation Law of the State of Delaware)
--------------------------------------------------------------------------------

George F. Adam, being the Chief Executive Officer and Secretary of Neon Software, Inc. a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

FIRST: That the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") be, and hereby is, amended to reflect a change in the Corporation's name from Neon Software, Inc. to New Era Of Networks, Inc. by deleting Article One in its entirety and substituting in lieu thereof a new Article One as hereinafter set forth:

                                "ARTICLE ONE


        The name of the Corporation is:

                          New Era Of Networks, Inc."

SECOND: That the Board of Directors of the Corporation approved the foregoing amendments by unanimous written consent in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendments be submitted to the Stockholders of the Corporation entitled to vote thereon form their consideration, approval and adoption thereof.

THIRD: That the Stockholders of the Corporation entitled to vote thereon approved the foregoing amendments by unanimous written consent in accordance with the provisions of Sections 228(c) and 242 of the General Corporation Law of the State of Delaware.

                          [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and that the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation as of this 1st day of March, 1996.


                                 NEON SOFTWARE, INC.


                                 By:  /s/ GEORGE F. ADAM, JR.
                                      -----------------------------------
                                      George F. Adam, Jr.
                                 Its: Chief Executive Officer & Secretary

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEW ERA OF NETWORKS, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF JUNE, A.D. 1996, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                    [SEAL]


                                          /s/ EDWARD J. FREEL
                                [SEAL]    -----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION: 7970281

2564986  8100                                       DATE: 06-03-96

960159993

                          NEW ERA OF NETWORKS, INC.

           Certificate of Amendment of Certificate of Incorporation
          (Adopted in Accordance with the Provisions of Section 242
           of the General Corporation Law of the State of Delaware)
--------------------------------------------------------------------------------

George F. Adam, being the Chief Executive Officer and Secretary of New Era Of Networks, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

     FIRST:     That the Corporation's Certificate of Incorporation (the
     "Certificate of Incorporation") be, and hereby is, amended to (i) provide for an increase in its authorized shares, inclusive of such is the creation and designation of a new "Series C Convertible Preferred Stock," par value $.01 per share and (ii) restate the preferences, qualifications, limitations, restrictions and special or relative rights of the Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, by deleting Article Four in its entirety and substituting in lieu thereof a new Article Four, all as set forth on Exhibit A attached hereto and made a part hereof.

     SECOND:    That the Board of Directors of the Corporation approved the foregoing amendments by unanimous written consent in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendments be submitted to the Stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

     THIRD:     That the Stockholders of the Corporation entitled to vote
     thereon approved the foregoing amendments by unanimous written consent in accordance with the provisions of Sections 228(c) and 242 of the General Corporation Law of the State of Delaware.

                          [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and that the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation as of this 28th day of May, 1996.

                                        NEW ERA OF NETWORKS, INC.



                                   By:  /s/ GEORGE F. ADAM, JR.
                                        ----------------------------
                                        George F. Adam, Jr.
                                   Its: Chief Executive Officer & Secretary

                           NEW ERA OF NETWORKS, INC.

                     EXHIBIT A TO CERTIFICATE OF AMENDMENT

--------------------------------------------------------------------------------
                                  ARTICLE FOUR

         1.      Authorized Shares/Designations    The aggregate number of
shares of capital stock which the corporation has authority to issue is 53,292,615 shares, comprised of (i) 33,275,652 shares of Common Stock, par value $.001 per share (the "Common Stock"); and (ii) 9,169,028 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A
Preferred Stock") and 6,183,339 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock" and 4,664,596 shares of Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock); the Series A, Series B and Series C Preferred Stock are sometimes collectively referred to herein as the "Preferred Stock")

         2.      Voting

                 2A.      General.  Except as may be otherwise provided in
these terms of the Preferred Stock or by law, the holders of Preferred Stock and Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Articles of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each holder of Preferred Stock shall be entitled to one vote for each share of Common Stock (including fractions of a share) which would be issuable to such holder upon the conversion of all the shares of Preferred Stock so held on the record date for the determination of stockholders entitled to vote. Each holder of Common Stock shall be entitled to one vote per share.

                 2B.      Board Size.  The Corporation shall not, without the
written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, reduce the number of directors constituting the Board of Directors to a number less than five or increase the maximum number of directors constituting the Board of Directors to a number in excess of seven.

                 2C.      Board Seats.  The holders of the Series A Preferred
Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The holders of the Series B Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The holders of the Series C. Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect the remaining directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of Series A Preferred Stock for the election of the director to be elected solely by the holders of Series A Preferred Stock; the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of Series B Preferred Stock for the election of the director to be elected solely by the holders of Series B Preferred Stock and the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series C Preferred Stock then outstanding shall constitute a quorum of Series C Preferred stock for the election of the director to be elected solely by the holders of Series C Preferred Stock. A vacancy in the directorship elected by the holders of the Series A Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Preferred Stock. A vacancy in the directorship elected by the holders of Series B Preferred Stock shall be filled only by vote or written consent of the holders of Series B Preferred Stock. A vacancy in the directorship elected by the holders of Series C Preferred Stock shall be filled only by vote or written consent of the holders of Series C Preferred Stock. A vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock.

         3. Dividends. The holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible).

         4.      Liquidation.

                 4A(1)    Upon any liquidation, dissolution or winding up of
the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock and Series C Preferred Stock shall together be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Preferred Stock or the Series C Preferred Stock, to be paid an amount equal to the greater of (i) $.3032342 per share in the case of the Series B Preferred Stock and $1.61 per share in the case of the Series C Preferred Stock (each as adjusted for stock splits, stock dividends and the like) plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series B Preferred Stock and Series C Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series B Preferred Stock being sometimes referred to as the "Series B Liquidation Payment" and with respect to all shares of Series B Preferred Stock being sometimes referred to as the "Series B Liquidation Payments" and such amount payable with respect to one share of Series C Preferred Stock being sometimes referred to as the "Series C Liquidation Payment" and with respect to all shares of Series C Preferred Stock being sometimes referred to as the "Series C Liquidation Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Preferred Stock and the holders of Series C Preferred Stock shall be insufficient to permit payment to such holders of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series B Preferred Stock and the holders of Series C Preferred Stock in the proportion that the value of the Series B Preferred Stock and Series C Preferred Stock held by each such holder bears to the total value of the series B Preferred Stock and Series C Preferred Stock computed as follows:

                 (i) the value of the Series B Preferred Stock ("VB") held by each Series B Preferred Shareholder shall equal the number of shares of Series B Preferred Stock so held multiplied by $.3032342 (as adjusted for stock splits, stock dividends and the like).

                 (ii) the value of the Series C Preferred Stock ("VC") held by each Series C Preferred Shareholder shall equal the number of shares of Series C Preferred Stock so held multiplied by $1.61 (as adjusted for stock splits, stock dividends and the like).

                 (iii) the total value of the Series B Preferred Stock and Series C Preferred Stock shall equal the sum of VB and VC for all holders of Series B Preferred Stock and all holders of Series C Preferred Stock.

                 4A(2)    Upon any such liquidation, dissolution or winding up
of the Corporation, after the holders of Series B Preferred Stock and the holders of Series C Preferred stock shall have been paid in full the amounts to which they shall be entitled, the holders of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock, to be paid an amount equal to the greater of (i) $.218 per share plus, (as adjusted for stock split, stock dividends and the like) in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Payment," with respect to all shares of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Payments," and collectively with the Series B Liquidation Payments and the Series C Liquidation Payments, the "Liquidation Payments." If upon such liquidation dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment to the holders of Series A Preferred Stock of the amount distributable as aforesaid, then the entire remaining assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series A Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                 4B.      The consolidation or merger of the Corporation into
or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than (x) a merger to reincorporate the Corporation in a different jurisdiction and (y) a merger in which the Corporation is the surviving entity, that is, in which the Corporation's shareholders own or control 50% or more of the surviving entity's voting shares), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes of paragraph 4, the Common Stock shall rank on liquidation junior to the Series A Preferred Stock; the Series A Preferred Stock shall rank on liquidation junior to the Series B Preferred Stock and the Series C Preferred Stock, and the Series B Preferred Stock shall rank on liquidation in parity with the Series C Preferred Stock.

         5. Restrictions. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Incorporation, and in addition to any other vote required by law or the Articles of Incorporation, without the approval of the holders of a majority of the then outstanding shares of Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

                 5A.      Create or authorize the creation of any additional
class or series of shares of stock unless the same ranks junior to each and all series of Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to each and all series of Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to both series of Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise;

                 5B.      Consent to any liquidation, dissolution or winding up
of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets, provided, however, that this Section 5B does not apply to mergers in which the Corporation is the surviving entity (that is, in cases in which the Corporation's shareholders own or control 50% or more of the surviving entity's voting shares);

                 5C.      Either (i) amend, alter or repeal its By-laws or (ii)
amend, alter or repeal its Articles of Incorporation or By-laws in manner adversely and substantially affecting any series of Preferred Stock relative to the other series of Preferred Stock; provided that, in the case of clause (ii), the holders of a majority of the then outstanding shares of such series of Preferred Stock being so affected have previously approved such amendment, alteration or repeal.

                 5D.      Purchase or set aside any sums for the purchase of,
or pay any dividend or make any distribution on, any shares of stock other than Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

                 5E. Redeem or otherwise acquire any shares of Preferred Stock except pursuant to a purchase offer made pro rata to all holders of the shares of Preferred Stock on the basis of the aggregate number of outstanding shares of Preferred Stock then held by each such holder.

         6. Conversions. The holders of shares of Preferred Stock shall have the following conversion rights:

                 6A.      Right to Convert.  Subject to the terms and
conditions of this paragraph 6, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained as follows:

                          (i) with respect to the Series A Preferred Stock, by
         (a) multiplying the number of shares of Series A Preferred Stock so to be converted by $.218 and (b) dividing the result by the conversion price of $.218 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion, and

                          (ii) with respect to the Series B Preferred Stock, by
         (a) multiplying the number of shares of Series B Preferred Stock so to be converted by $.3032342 and (b) dividing the result by the conversion price of $.3032342 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion; and

                          (iii) with respect to the Series C Preferred Stock, by (a) multiplying the number of shares of Series C Preferred Stock so to be converted by $1.61 and (b) dividing the result by the conversion price of $1.61 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion.

The respective prices at which the shares of Series A Preferred Stock and the shares of Series B Preferred Stock and the Series C Preferred Stock may be converted into shares of Common Stock, as adjusted in accordance with this paragraph 6, are referred to herein as the "Series A Conversion Price," "Series B Conversion Price" and the "Series C Conversion Price"; respectively, and the term "Conversion Price" as used herein shall refer to either the Series A Conversion Price, Series B Conversion Price or the Series C Conversion Price, as the context shall require.

     Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                 6B.      Issuance of Certificates; Time Conversion Effected.
Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                 6C.      Fractional Shares; Dividends; Partial Conversion.  No
fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                 6D.      Adjustment of Price Upon Issuance of Common Stock.
Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be (the "Applicable Conversion Price"), in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Applicable Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of
(a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Applicable Conversion Price and
(b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

         For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                          6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                          6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                          6D(3)   Change in Option Price or Conversion Rate.
         Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Applicable Conversion Price in effect at the time of such event shall forthwith be readjusted to the Applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Applicable Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Applicable Conversion Price then in effect hereunder shall forthwith be increased to the Applicable Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                          6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                          6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                          6D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                          6D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

                 6E.      Certain Issues of Common Stock Excepted.  Anything
herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after May 2, 1995 of up to an aggregate of 6,427,629 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the

Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, or to suppliers and other parties as payment for goods or services rendered to the Corporation, plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor.

                 6F.      Subdivision or Combination of Common Stock.  In case
the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

                 6G.      Reorganization or Reclassification.  If any capital
reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                 6H.      Notice of Adjustment.  Upon any adjustment of the
Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, Series B Conversion Price or the Series C Conversion Price, as the case may be, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                 6I.      Other Notices.  In case at any time:

                          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                          (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

                 6J.      Stock to be Reserved.  The Corporation will at all
times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than any Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation.

                 6K.      No Reissuance of Preferred Stock.  Shares of
Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                 6L.      Issue Tax.  The issuance of certificates for shares
of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

                 6M.      Closing of Books.  The Corporation will at no time
close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                 6N.      Definition of Common Stock.  As used in this
paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

                 6O.      Mandatory Conversion.  If at any time the Corporation
shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $15,000,000 and (ii) the price paid by the public for such shares be at least $3.22 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

         7. Right of Participation. The Corporation shall, prior to any proposed issuance by the Corporation of any of its securities (other than debt securities with no equity feature), offer to each Preferred Stockholder by written notice the right, for a period of thirty (30) days, to purchase for cash at an amount equal to the price or other consideration for which such securities are to be issued, a number of such securities so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of Common Stock of all such securities that are so convertible, exercisable or exchangeable), such Preferred Stockholder will continue to maintain its same proportionate equity ownership in the Corporation as of the date of such notice (treating each Preferred Stockholder, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to such Preferred Stockholder upon conversion, exercise and exchange of all securities (including but not limited to the Preferred Shares) held by such Preferred Stockholder on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming the like conversion, exercise and exchange of all such other securities held by other persons); provided, however, that the participation rights of the Preferred Stockholder pursuant to this Section shall not apply to securities issued (A) upon conversion of any of the Preferred Shares, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding as of the date of the filing of these Preferred Stock Terms (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Corporation in connection with their service to the Corporation, or to suppliers or other parties as payment for goods or services rendered to the Corporation, not to exceed in the aggregate 6,427,629 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding as of the date of the filing of these Preferred Stock Terms Pursuant to clause (C) above (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee Shares"), and (G) upon the exercise of any right which was not itself in violation of the terms of this Section. The Corporation's written notice to the Preferred Stockholders shall describe the securities proposed to be issued by the Corporation and specify the number, price and payment terms. Each Preferred Stockholder may accept the Corporation's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Corporation prior to the expiration of the aforesaid thirty (30) day period, in which event the Corporation shall promptly sell and such Preferred Stockholder shall buy, upon the terms specified, the number of securities agreed to be purchased by such Preferred Stockholder. The Corporation shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Preferred Stockholders, to offer and sell to any third party or parties the remainder of such securities proposed to be issued by the Corporation (including but not limited to the securities not agreed by the Preferred Stockholders to be purchased by them, at a price and on payment terms no less favorable to the Corporation than those specified in such notice of offer to the Preferred Stockholders.
However, if such third party sale or sales are not consummated within such ninety (90) day period, the Corporation shall not sell such securities as shall not have been purchased within such period without again complying with this Section.


[END OF ARTICLE FOUR]

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES: "NEON SOFTWARE, INC." A ILLINOIS CORPORATION WITH AND INTO "NEON SOFTWARE, INC." UNDER THE NAME OF "NEON SOFTWARE, INC." A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE,
AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 1995 AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                    [SEAL]



                                        /s/ EDWARD J. FREEL
                            [SEAL]      -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 7771277

2564986   8100M                         DATE:  12-28-95

950310858

STATE OF ILLINOIS
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/28/1995
950310858 - 2564986


                     CERTIFICATE OF OWNERSHIP AND MERGER

                                   Merging

                             NEON SOFTWARE, INC.
                           An Illinois Corporation

                                With and Into

                             NEON SOFTWARE, INC.
                            A Delaware Corporation

                                * * * * * * *

       (In Accordance with the Provisions of Section 253 of the General
                  Corporation Law of the State of Delaware.)

                                * * * * * * *


Neon Software, Inc. a corporation organized and existing under and by virtue of the Illinois Business Corporation Act (the "Parent"), DOES HEREBY CERTIFY THAT:


        FIRST: The Parent was duly incorporated on the 30th day of June 1993 in accordance with the Illinois Business Corporation Act, the provisions of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

        SECOND: The Parent owns One Hundred percent (100%) of the issued and outstanding shares of capital stock of Neon Software, Inc., a corporation incorporated on the 27th day of December, 1995 in accordance with the General Corporation Law of the State of Delaware (the "Subsidiary").

        THIRD: Each of the Board of Directors of the Parent and the shareholders of such Parent entitled to vote theron, duly adopted the following resolutions, by unanimous written consents each dated as of the 2nd day of December 1995, determining to merge itself with and into the Subsidiary:

                           (Resolutions Begin Here)

        Merger With and Into Neon Software, Inc., a Delaware Corporation

                WHEREAS, each of the Board of Directors and shareholders of the Corporation previously approved and entered into that certain Series B

       Convertible Preferred Stock Purchase Agreement, dated September 20, 1995, whereby Section 5.12 thereof provides for the reincorporation of the Corporation in the State of Delaware, and

                WHEREAS, the Board of Directors deems it advisable and in the Corporation's best interest to merge the Corporation with and into Neon Software, Inc., a Delaware Corporation and wholly-owned subsidiary of the Corporation ("Neon Delaware"), solely for the purpose of instituting a change of the state of incorporation of the Corporation from Illinois to Delaware (the "Reincorporation Merger").

                BE IT RESOLVED, that the Reincorporation Merger, including the conversion of the Corporation's issued and outstanding shares into shares of like kind and denominations of Neon Delaware, all in accordance with the terms and provisions of each of the Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware (the "Certificate of Ownership") and Articles of Merger, together with a Plan of Merger (the "Articles") be, and hereby is, approved and adopted in all respects.

                FURTHER RESOLVED, that the Plan of Merger reflecting the terms of the Reincorporation Merger as provided for in the preceding resolution, but and between the Corporation and Neon Delaware (the "Plan of Merger"), and the Corporation's performance of the obligations under the Plan of Merger and any supplementary or ancillary documents or agreements contemplated thereby, be, and hereby are, approved in all respects.

                FURTHER RESOLVED, that in accordance with the applicable provisions of the Illinois Business Corporation Act, the matter of the Reincorporation Merger, subject to the terms and provisions of the Plan of Merger, be submitted to the shareholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

                FURTHER RESOLVED, that upon the approval by the holders of the issued and outstanding shares of the Corporation's capital stock entitled to vote thereon, the Chief Executive Officer, President and Secretary of the Corporation be, and each hereby is, authorized and empowered to execute and deliver, the Certificate of Ownership and the Articles each to be filed with the Secretaries of States, and to cause the same to be filed accordingly, and to consummate the transactions contemplated thereby including the Corporation's performance of its obligations thereunder, all in the name and on behalf of the Corporation.

                FURTHER RESOLVED, that the Reincorporation Merger approved herein may be amended or terminated and abandoned by the Board of Directors of



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
       the Corporation at any time prior to the filing of either the Certificate of Ownership or the Articles with the respective Secretaries of State without any further action of the Board of Directors of the Corporation and as deemed necessary by the Chief Executive Officer and President as evidenced by his actions.

                FURTHER RESOLVED, that the Chief Executive Officer, President and any other proper officers of the Corporation be, and each hereby is, authorized and empowered to take all such further actions deemed necessary in furtherance of this Reincorporation Merger including, without limitation, to pay all related fees, which shall in such acting officer's judgment be deemed necessary, proper or advisable in order to fully carry out the intent and effectuate the purpose of this and the other resolutions provided for herein, with such changes therein and modifications thereto as each executing officer shall upon his discretion approve, which approval shall conclusively evidenced by his execution thereof.

                FURTHER RESOLVED, that at the Effective Time (as that term is defined in the Plan of Merger), of the Reincorporation Merger approved herein, each certificate representing shares of capital stock issued and outstanding in the Corporation immediately prior to the Reincorporation Merger authorized herein, shall be automatically canceled and extinguished without any action of the holders thereof, and further, each share canceled shall be converted into and become a right to receive shares of capital stock in Neon Delaware of like kind and denominations.

                FURTHER RESOLVED, that contemporaneously with the effectiveness of the Reincorporation Merger approved herein, any proper officers of Neon Delaware be, and each hereby is, authorized and empowered to do all things necessary to settle the affairs of this Corporation, including, without limitation, to execute and deliver any requisite federal or local tax forms (including a Federal Form 996) in the name and on behalf of the Corporation, all in furtherance of legally merging this Corporation out of existence.

       Further Actions

                FURTHER RESOLVED, that the Chief Executive Officer, the President, any Vice President, Secretary or Assistant Secretary and any other proper officers of the Corporation be, and each hereby is, authorized and empowered to take all such further action including, without limitation, to arrange for and enter into supplemental agreements, instruments, certificates or documents relating to the Reincorporation Merger, each of the Certificate of Ownership and the Articles and any transactions contemplated thereby or therein, and to execute and deliver all such supplemental agreements, instruments, certificates of documents in the name and on behalf of the Corporation, which shall upon each such executing officer's sole discretion be deemed necessary, proper or advisable in order to perform the Corporation's obligations under or in connection with the aforementioned




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
       documents and the transactions contemplated therein, and to carry out fully the intent and effectuate the purposes of this and the foregoing resolutions.

                             (End of Resolutions)

       FOURTH: The Reincorporation Merger has been approved, adopted, certified, executed and acknowledged by the Parent in accordance with the applicable provisions of the Illinois Business Corporation Act, the laws under which it was organized.

       FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Reincorporation Merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing this Certificate of Ownership and Merger with the Secretary of State of Delaware.

       SIXTH:   The effective time of this Certificate of Ownership and Merger and the Reincorporation Merger certified herein shall be December 31, 1995.

        IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Reincorporation Merger of the Parent with and into the Subsidiary, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Parent and the facts stated herein are true and accordingly have hereunto signed this Certificate of Ownership and Merger as of this 2nd day of December, 1995.

                                   Neon Software, Inc.
                                   an Illinois Corporation



                                   By: /s/ GEORGE F. ADAM, JR.
                                      ----------------------------------
                                        George F. Adam, Jr.
                                   Its: Chief Executive Officer and President



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